               [STATE OF ARKANSAS SECRETARY OF STATE LETTERHEAD]



                          CERTIFICATE OF GOOD STANDING

                                      OF A

                              DOMESTIC CORPORATION


         I, Sharon Priest, Secretary of State of Arkansas, and as such, keeper of the records of domestic and foreign corporations, do hereby certify that the records of this office show:

                      BUFORD TELEVISION INC. OF FORT SMITH










a corporation chartered under the laws of the State of Arkansas, filed Articles of Incorporation September 7, 1972.

         I further certify that as far as the records show, this corporation is at this time chartered and in good standing, having met all the requirements governing a domestic corporation in this State.

         In Testimony Whereof, I have hereunto set my hand and affixed my Official Seal. Done at my office in the City of Little Rock, Arkansas this 27th day of July 1999.


                                            /s/ SHARON PRIEST
                                            -----------------------------------
                                             Sharon Priest, Secretary of State
[SEAL]
                                          By: /s/ DAVID MORROW
                                             ----------------------------------
                                             D E  Morrow

               [STATE OF ARKANSAS SECRETARY OF STATE LETTERHEAD]



                          CERTIFICATE OF GOOD STANDING

                                      OF A

                              DOMESTIC CORPORATION


         I, Sharon Priest, Secretary of State of Arkansas, and as such, keeper of the records of domestic and foreign corporations, do hereby certify that the records of this office show:

                      BUFORD TELEVISION INC. OF FORT SMITH










a corporation chartered under the laws of the State of Arkansas, filed Articles of Incorporation September 7, 1972.

         I further certify that as far as the records show, this corporation is at this time chartered and in good standing, having met all the requirements governing a domestic corporation in this State.

         In Testimony Whereof, I have hereunto set my hand and affixed my Official Seal. Done at my office in the City of Little Rock, Arkansas this 15th day of July 1999.


                                            /s/ SHARON PRIEST
                                            -----------------------------------
                                             Sharon Priest

                                          By: /s/ LUE ANN WOLARIDGE
                                             ----------------------------------
                                             L A Wolaridge

               [STATE OF ARKANSAS SECRETARY OF STATE LETTERHEAD]


To All to Whom These Presents Shall Come, Greeting:


         I, Sharon Priest, Secretary of State of the State of Arkansas, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of


BUFORD TELEVISION INC. OF FORT SMITH

         In Testimony Whereof, I have hereunto set my hand and affixed my Official Seal. Done at my office in the City of Little Rock, Arkansas this 15th day of July 1999.


                                            /s/ SHARON PRIEST
                                            -----------------------------------
                                             Sharon Priest

                                          By: /s/ LUE ANN WOLARIDGE
                                             ----------------------------------
                                             L A Wolaridge

                             ARTICLES OF AMENDMENT
                                       OF
                      BUFORD TELEVISION INC. OF FORT SMITH

     A.  The name of the Corporation is BUFORD TELEVISION INC. OF FORT SMITH.

     B. The Amendment to the Articles of Incorporation comprises the deletion of the Third Article of the Articles of Incorporation in its entirety and the substitution of the following:

     THIRD:

          (1)  Purpose Clause. The purpose of this Corporation is limited to

               (a) The acquisition and holding, and the renewal of, the license issued by the Federal Communications Commission (or any similar or successor agency of the Federal government administering the Communications Act of 1934, as amended, or any other Federal statute regulating television broadcasting) with respect to the television broadcasting facility known on the date of the original filing of these articles of incorporation as Station KFSM-TV in Fort Smith, Arkansas, together with any other governmental licenses, permits and franchises relating to such television broadcasting facility or license.

               (b) The operation and maintenance of said Station KFSM-TV.

               (c) The financing, production and acquisition of television programs intended to be shown over, or otherwise utilized in the normal operations of, said Station KFSM-TV.

               (d) Manufacturing, producing, buying, hiring or otherwise acquiring, using, selling, leasing and licensing all kinds of goods useful in making, receiving, collecting, transcribing, reproducing, exhibiting, transmitting or broadcasting television programs over, or otherwise utilizing television programs in the normal operations of, said Station KFSM-TV and also any parts, apparatus, equipment, supplies, material, chemicals, implements, devices, and things incidental to or useful in connection with any activities permitted by this clause (d).

               (e) The acquisition and holding of all other property, real, personal, tangible and intangible, which may be used or useful in connection with the operation of said Station KFSM-TV to the end that this Corporation shall, directly, both own and operate said Station KFSM-TV.

               (f) To enter into any contracts of guaranty or suretyship, or make other financial arrangements guaranteeing obligations of Buford Television, Inc. (Buford), provided, that such contract of guaranty or suretyship is in compliance with the provisions of Paragraph 2 hereof, Limitation on Significant Corporate Actions.


                                    [STAMP]

                                [CERTIFIED COPY]

                                [CERTIFIED COPY]


(2)  Limitation on Significant Corporate Actions.

         Notwithstanding any other provision of these articles of incorporation, and any provision of law which would otherwise so empower this Corporation, this Corporation shall not, without the prior written consent of the holders of not less than 76% in aggregate principal amount then outstanding of

         (1) The 9-3/8% Senior Secured Notes due February 1, 1993, of Buford issued under the two separate Purchase Agreements, each dated as of December 1, 1977, between Buford and The Travelers Insurance Company and John Hancock Mutual Life Insurance Company, respectively, and

         (2) Buford's Floating Rate Notes due February 1, 1981 (which are convertible at maturity into Buford's Floating Rate Term Notes due February 1,
1985) issued under the Loan Agreement, dated as of December 1, 1977, between Buford and First National Bank in Dallas, the payment of all of which Senior Secured Notes and Floating Rate Notes has been unconditionally guaranteed by this Corporation, take any of the following actions:

                  (i) Dissolve or liquidate, in whole or in part, this Corporation; or

                  (ii) Consolidate this Corporation with any other corporation, or merge this Corporation into any other corporation, or merge any other corporation into this Corporation, if such merger or consolidation would violate Section 8.5 of either Purchase Agreement mentioned above, as amended and then in effect; or

                  (iii) Sell or otherwise dispose of, or mortgage, lease or otherwise encumber, all or any part of the assets of this Corporation, if such sale, disposition, mortgage, lease, or encumbrance would violate Section 8.2 or Section 8.3 of either Purchase Agreement mentioned above, as amended and then in effect; or

                  (iv) Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any indebtedness, other than accounts payable, expense accruals and unearned revenues incurred in the ordinary course of business, indebtedness owing to Buford, the Guaranty dated as of December 1, 1977, delivered pursuant to Section 3.11 of the Purchase Agreements mentioned above guaranteeing certain obligations of Buford, and other obligations under film contracts and computer leases to the extent permitted by Section 8.1(f) of the Purchase Agreements mentioned above; or

                  (v) Transfer or otherwise dispose of, surrender or mortgage, lease or otherwise encumber the television broadcasting license issued by the Federal Communications Commission and relating to the facility known, on the date of the original filing of these articles of incorporation, as Station KFSM-TV of Fort Smith, Arkansas; or

                  (vi) Issue any additional shares of the capital stock of this Corporation, except to Buford; or

                                 [CERTIFIED COPY]

                                [CERTIFIED COPY]


                         (vii) Acquire or hold, beneficially or of record, a majority of the capital stock, of any class then having voting power, of any other corporation; or

                         (viii) Amend these articles of incorporation so as to
                    alter or delete the purpose clause set forth above or this limitation provision.

            This Corporation shall be obligated to give written notice to all holders of the then outstanding Senior Secured Notes and Floating Rate Notes referred to above whenever this Corporation gives notice to its stockholders of, or if no such notice is given, commences, any corporate proceedings which are intended to authorize or to effect any of the actions referred to in clauses (i) through (viii) above, at least 30 days prior to the giving of such notice to stockholders or the commencement of such proceedings, as the case may be.

         C. The date of the adoption of the Amendment by the Shareholders was the 7th day of March, 1978.

         D. The number of shares outstanding in Buford Television Inc. of Fort Smith is 900 shares of common stock. This is the only class of stock authorized or outstanding and all shares are entitled to vote on the amendment.

         E. The number of shares voted in favor of the Amendment was 900 and the number of shares voted against the Amendment was none.

         F. The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

         G. The Amendment does not effect a change in the stated amount of capital.

         These Articles of Amendment are filed pursuant to the Arkansas Business Corporation Act.

         DATED this 7th day of March, 1978.

                                          BUFORD TELEVISION, INC. OF FORT SMITH

                                          /s/ ROBERT P. BUFORD
                                          --------------------------------------
                                          Robert P. Buford, President

ATTEST:

/s/ GEOFFREY R. BUFORD
-------------------------------
Geoffrey R. Buford, Secretary


                                [CERTIFIED COPY]

                                [CERTIFIED COPY]

                                    [STAMP]


          STATE OF ARKANSAS --------- OFFICE OF THE SECRETARY OF STATE
                            ARTICLES OF INCORPORATION
                                       OF
                      BUFORD TELEVISION INC. OF FORT SMITH

The undersigned, natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Arkansas Business Corporation Act (Act 576 of 1965), adopt the following Articles of Incorporation for such
Corporation:

FIRST:   The Name of the Corporation is:

            BUFORD TELEVISION INC. OF FORT SMITH

SECOND:  The period of duration is perpetual.

THIRD:   The purpose or purposes for which the Corporation is organized are:

         To purchase or otherwise acquire, construct, manage, operate and maintain, mortgage and sell or otherwise dispose of television stations, including experimental and relay stations, transmitters, receivers, studios, buildings, plants, apparatus, equipment, instruments, and systems of all kinds; to broadcast, disseminate, distribute, transmit and receive; and to purchase, sell or otherwise deal in or with, television, radio, facsimile and other programs, news, music, instruction, entertainment, speeches, photographs, moving and still pictures, films, recordings, transcriptions, scenes, plays, advertising, educational, and informative matter; to contract with and engage the services of talent of every description, for the purpose of providing any of the foregoing; and to engage in research and experimental work to improve, develop, promote and perfect the art and business of television, radio, facsimile and other broadcasting.

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is nine hundred (900) shares.

         The designation of each class, the number of shares of each class, or a statement that the shares of any


                                [CERTIFIED COPY]

                                [CERTIFIED COPY]

         class are without par value, are as follows:

                                             PAR VALUE PER SHARE OR
      NUMBER OF                              STATEMENT THAT SHARES
       SHARES              CLASS             ARE WITHOUT PAR VALUE.
      ---------            ------            ----------------------
         900               Common              Without Par Value

FIFTH: The amount of capital with which this corporation will begin business is $300.00. This corporation will not transact any business until there has been paid in for the issuance of shares consideration of the value of at least three hundred Dollars.

SIXTH: The address of the initial registered office of this corporation is 221 West Second Street, Little Rock, Arkansas and the name of its initial registered agent at such address is THE CORPORATION COMPANY.

SEVENTH: The number of Directors constituting the initial Board of Directors is five, and they will serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified.

EIGHTH:  The name and address of each incorporator is:

           NAME           STREET ADDRESS, CITY & STATE
           ----           ----------------------------
    G. L. Holland          Republic National Bank Building
                           Dallas, Texas 75201

    B. I. White            Republic National Bank Building
                           Dallas, Texas 75201

    V. L. Alexander        Republic National Bank Building
                           Dallas, Texas 75201


         DATED: September 6, 1972.

         SIGNATURE OF INCORPORATORS:

                                   /s/ G. L. HOLLAND
                                   ---------------------
                                       G. L. Holland


                                   /s/ B. I. WHITE
                                   ---------------------
                                       B. I. White

                                   /s/ V. L. ALEXANDER
                                   ---------------------
                                       V. L. Alexander


                                [CERTIFIED COPY]

                                [CERTIFIED COPY]
                                                                    [STAMP]

                      NOTICE OF CHANGE OF REGISTERED OFFICE
                             BY THE REGISTERED AGENT
                                FOR CORPORATIONS



To: Sharon Priest
    Secretary of State
    Corporations Division
    State Capitol
    Little Rock, Arkansas 72201-1094

    Pursuant to the Corporation Laws of the State of Arkansas, the undersigned registered agent submits the following statement for the purpose of changing its registered office address for the below named corporation in the state of Arkansas.

                                    [ ]  Foreign
                                    [X]  Domestic

1.  Name of Corporation: BUFORD TELEVISION INC. OF FORT SMITH

2.  Address of its present registered office:

                 417 Spring Street, Little Rock, Arkansas 72201
    ----------------------------------------------------------------------------
                        Street Address, City, State, Zip

3.  Address to which registered office is to be changed:

        425 West Capitol Avenue, Suite 1700, Little Rock, Arkansas 72201
    ----------------------------------------------------------------------------
                        Street Address, City, State, Zip

4.  Name of present registered agent: The Corporation Company
                                      -----------------------

5. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

6. The above named corporation has been notified of the change of address of its registered office.

Dated July 29, 1998
     --------------


                                                 /s/ KENNETH J. UVA
                                       -----------------------------------------

                                                     Kenneth J. Uva
                                       -----------------------------------------
                                                 Name of Authorized Officer

                                        Vice-President, The Corporation Company
                                       -----------------------------------------
                                                Title of Authorized Officer


                                [CERTIFIED COPY]

                                [CERTIFIED COPY]






        STATEMENT OF CHANGE OF ADDRESS OF REGISTERED OFFICE BY REGISTERED
                  AGENT PURSUANT TO ARKANSAS STATUTES ANNOTATED

      I.   Name of Registered Agent: THE CORPORATION COMPANY

     II.   Address of present business office of Registered Agent:

                          620 West Third Street
                          Little Rock, Arkansas 72201

    III. Address to which the business office of Registered Agent is changed, effective August 3, 1981:

                          417 Spring Street
                          Little Rock, Arkansas 72201

     IV. A list of the corporations which have designated THE CORPORATION COMPANY the Registered Agent is hereunto appended and is incorporated into this statement by reference.

      V. The Registered Office of each corporation named in the list hereunto appended is hereby changed, effective August 3, 1981, to the new business office address of THE CORPORATION COMPANY set forth above.

     VI. Notice in writing of this change has been mailed to each corporation named on the list hereunto annexed.

    VII. The address of the registered office of each such corporation and the address of the business office of the registered agent, as changed, will be identical.

    Dated: July 1, 1981.

                                       THE CORPORATION COMPANY
                                          Registered Agent

                              By: /s/ HORACE C. STEPHENSON
                                 ----------------------------------------
                                 Horace C. Stephenson, Vice President

    [STAMP]                   By: /s/ MARY G. MURRAY
                                 ----------------------------------------
                                 Mary G. Murray, Assistant Secretary


                                [CERTIFIED COPY]

                                [CERTIFIED COPY]

                               STATEMENT OF CHANGE

                                       OF

                                REGISTERED OFFICE

                                       FOR

                              DOMESTIC CORPORATIONS

To:      Secretary of State
         State of Arkansas

         Pursuant to the provisions of the Arkansas Statutes, Section 64-114
(B), THE CORPORATION COMPANY, as registered agent for one or more corporations, for the purpose of changing the registered office in the State of Arkansas for each domestic corporation for which it is acting as registered agent, submits the following statement.

    1.   The name of the registered agent is

                           THE CORPORATION COMPANY

    2. The business office of The Corporation Company prior to the change was located at

               221 West Second Street, Little Rock, Arkansas 72201.

    3. The address of the business office of The Corporation Company has been changed to

               620 West Third Street, Little Rock, Arkansas 72201

    4. The names of the domestic corporations which have designated The Corporation Company as their registered agent and which have their registered office at the business office of the registered agent are set forth in the list attached hereto and made a part hereof.

    5. A notice in writing of the change of address has been mailed by The Corporation Company to each of such corporations.

    6. The address of the registered office of each of such corporations and the address of the business office of the registered agent, as changed, will be identical.

    Dated: August 19, 1974


                                       THE CORPORATION COMPANY


                              By: /s/ CLINT G. DEDERICK
                                 ----------------------------------------
                                            Vice-President

    [STAMP]                   By: /s/ ALFRED L. DEMPSEY
                                 ----------------------------------------
                                              Secretary



                                [CERTIFIED COPY]

                                [CERTIFIED COPY]




                                  VERIFICATION

State of New York
County of New York

         CLINT G. DEDERICK and ALFRED L. DEMPSEY being first duly sworn depose and say that we are the Vice-President and Secretary respectively of The Corporation Company and that we have read the foregoing statement and know the contents thereof and that the statements contained therein are true.



                                             /s/ CLINT G. DEDERICK
                                             -----------------------------------


                                             /s/ ALFRED L. DEMPSEY
                                             -----------------------------------
Subscribed and Sworn to before
me this 14th day of August 1979.


/s/ PAULINE M. GREENBERG
--------------------------------
       Notary Public


         [STAMP]




                                [CERTIFIED COPY]